                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-50810

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 28, 2000)

                       BOTTOMLINE TECHNOLOGIES (de), INC.

                        1,137,518 SHARES OF COMMON STOCK

                               __________________


     The information in this prospectus supplement concerning the selling stockholders supplements the statements set forth under the caption "Selling Stockholders" in the prospectus. This prospectus supplement should be read in conjunction with the prospectus, which is required to be delivered with this prospectus supplement.

                               __________________

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 3 of the prospectus.

                               __________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                               __________________

                              SELLING STOCKHOLDERS

     The shares of common stock covered by this prospectus consist of 1,137,518 shares of common stock issued in connection with our acquisition of Checkpoint (Holdings) Limited on August 28, 2000.

     The following table sets forth the number of shares beneficially owned by the selling stockholders. Beneficial ownership is calculated based on requirements of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Peter Fortune is Chief Executive and a director of our wholly-owned subsidiary Checkpoint (Holdings) Limited a company incorporated in England and Wales. Stephen Cutler is Finance Director of Checkpoint (Holdings) Limited. Aside from these relationships, and the relationships set forth in the table below, the selling stockholders have not had a material relationship with Bottomline within the past three years other than as a result of the ownership of the shares described in the table below. No estimate can be given as to the amount of shares covered by this prospectus that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

                                                                             Percent of
                                                                            Outstanding
                                       Number of      Number of Shares       Shares of      Number of Shares        Percent of
                                        Shares       Beneficially Owned   Common Stock as     Beneficially      Outstanding Shares
                                    Registered for   as of November 24,   of November 24,      Owned After       of Common Stock
Name of Selling Stockholder         Sale Hereby (1)       2000 (2)            2000 (%)        Offering (2)      After Offering (%)
---------------------------         ---------------       --------            --------        ------------      ------------------
Andrew Colin McCallum***                79,520          114,972(3)              *              25,851(10)               *

Catherine McCallum+                      5,336          114,972(3)              *              25,851(10)               *

Danielle McCallum+                         853          114,972(3)              *              25,851(10)               *

Oliver Glenn**+                            853          114,972(3)              *              25,851(10)               *

Andrew Colin McCallum and                  853          114,972(3)              *              25,851(10)               *
Catherine McCallum as Trustees of
Charlotte McCallum++

Andrew Colin McCallum and                  853          114,972(3)              *              25,851(10)               *
Catherine McCallum as Trustees of
Ashleigh Glenn++

Richard McCallum+                          853          114,972(3)              *              25,851(10)               *

Christopher Wilson Peck***+++           13,875           22,267(4)              *               5,191(11)               *

Tracy Jane Peck**                        3,201           22,267(4)              *               5,191(11)               *

Rowan Nominees Limited c/o             682,661          962,300(5)             6.9            222,660(12)              1.6
Mercury Asset Management Limited

Bank of New York Nominees Limited       94,349           94,349                 *                   0                   *

Rowan Nominees Limited a/c RR c/o       56,979          962,300(5)             6.9            222,660(12)              1.6
Mercury Asset Management Limited

Peter Kenneth Rooke***                  62,494           98,273(6)              *              21,957(13)               *

Pamela Rooke***+                         6,912           98,273(6)              *              21,957(13)               *

Peter Kenneth Rooke and Pamela           2,304           98,273(6)              *              21,957(13)               *
Rooke as Trustees of Thomas Penn
Rooke++

Simon Thomas Peter Rooke+                2,303           98,273(6)              *              21,957(13)               *

James Daniel Wood+                       2,303           98,273(6)              *              21,957(13)               *

                                                                             Percent of
                                                                            Outstanding
                                       Number of      Number of Shares       Shares of      Number of Shares        Percent of
                                        Shares       Beneficially Owned   Common Stock as     Beneficially      Outstanding Shares
                                    Registered for   as of November 24,   of November 24,      Owned After       of Common Stock
   Name of Selling Stockholder      Sale Hereby (1)       2000 (2)            2000 (%)        Offering (2)      After Offering (%)
   ---------------------------      ---------------       --------            --------        ------------      ------------------
Peter Stanley Fortune***+++             27,393             44,531(7)            *                 10,380(14)            *

Joanne Barbara Fortune+                  5,336             44,531(7)            *                 10,380(14)            *

Peter Stanley Fortune and                  711             44,531(7)            *                 10,380(14)            *
Joanne Barbara Fortune as
Trustees of Harriet Joanne
Louise Fortune++

Peter Stanley Fortune and                  711             44,531(7)            *                 10,380(14)            *
Joanne Barbara Fortune as
Trustees of James Peter
Matthew Fortune++

Stephen Joseph Cutler***+++              9,605             16,700(8)            *                  3,894(15)            *

Kathryn Elizabeth Cutler+                3,201             16,700(8)            *                  3,894(15)            *

John A. Clarke***                       12,807             16,700               *                  3,893                *

John Christopher Shore**                 3,329              4,342               *                  1,013                *

Sharon Taylor**                          2,049              2,672               *                    623                *

Kevin Michael Hart**                     2,049              2,672               *                    623                *

Paul John Fannon**+++                    4,098              8,239(9)            *                  1,921(16)            *

Timothy Roger John Miller**              2,049              2,672               *                    623                *

Simon Turley**                           2,049              2,672               *                    623                *

Stewart James Miller**                   2,049              2,672               *                    623                *

Nigel Kevin Savory**+++                  6,318              8,239               *                  1,921                *

David Graham Campion**                     853              1,113               *                    260                *

Martin John Weller**                       853              1,113               *                    260                *

Simon Morton**                             853              1,113               *                    260                *

Ian George Whitney**                       597                779               *                    182                *

Simon David Josephs**                      597                779               *                    182                *

                                                                             Percent of
                                                                            Outstanding
                                       Number of      Number of Shares       Shares of      Number of Shares        Percent of
                                        Shares       Beneficially Owned   Common Stock as     Beneficially      Outstanding Shares
                                    Registered for   as of November 24,   of November 24,      Owned After       of Common Stock
   Name of Selling Stockholder      Sale Hereby (1)       2000 (2)            2000 (%)        Offering (2)      After Offering (%)
   ---------------------------      ---------------       --------            --------        ------------      ------------------
Robert Bailey**                            597                  779            *                182                   *

Edward Charles Adshead-Grant**             853                1,113            *                260                   *

Paul Lee Simpson**                         597                  779            *                182                   *

Ian Frank Armstrong**                      597                  779            *                182                   *

Simon John Huntley**                       597                  779            *                182                   *

Keith William Adams**                      515                  672            *                157                   *

Margaret Luzanycia**                     1,543                2,013            *                470                   *

Steven Andrew Crosson-Smith**              782                1,021            *                239                   *

Michael Hassan**                           683                  891            *                208                   *

Sally Joy Bailey**                         142                  186            *                 44                   *

Alistair Ian McQuade**                     597                  779            *                182                   *

Paul Christopher Gordon**                  142                  186            *                 44                   *

Simon Collinson**                          597                  779            *                182                   *

Alister James Humphreys**                  597                  779            *                182                   *

Edward Pryor**                             142                  186            *                 44                   *

Richard James Harris**                     597                  779            *                182                   *

Peter John Dale**                          142                  186            *                 44                   *

Anthony Steven White**                     355                  464            *                109                   *

Ian Raymond Wheeler**                      597                  779            *                182                   *

Nathan Jackson**                           177                  232            *                 55                   *

Richard Alan Dewar**                       177                  232            *                 55                   *

Ryan Jackson**                             177                  232            *                 55                   *

                                                                             Percent of
                                                                            Outstanding
                                       Number of      Number of Shares       Shares of      Number of Shares        Percent of
                                        Shares       Beneficially Owned   Common Stock as     Beneficially      Outstanding Shares
                                    Registered for   as of November 24,   of November 24,      Owned After       of Common Stock
   Name of Selling Stockholder      Sale Hereby (1)       2000 (2)            2000 (%)        Offering (2)      After Offering (%)
   ---------------------------      ---------------       --------            --------        ------------      ------------------
Douglas Wilkinson**                        427                  557            *                130                   *

Lisa Kathryn Jackson**                     177                  232            *                 55                   *

Paul Candahar Nott**                       142                  185            *                 43                   *

Ian Greville Jones**                       142                  185            *                 43                   *

Andrew Peter Ryan**                        142                  185            *                 43                   *

Philip Taylor**                            427                  557            *                130                   *

Patrick Lawrence Reeves**                  142                  185            *                 43                   *

Peter Michael Phillips**                   142                  185            *                 43                   *

Richard Gordon Machin**                    142                  185            *                 43                   *

David Charles Jewell**                     355                  464            *                109                   *

Richard David Hatton**                     142                  186            *                 44                   *

Michelle Lees**                             89                  116            *                 27                   *

Julie Mary McGuire**                       142                  186            *                 44                   *

Kerry Elizabeth Jones**                    142                  186            *                 44                   *

Candace Melanie Pridgeon**                 142                  186            *                 44                   *

Ceri Elizabeth Hancox**                     89                  116            *                 27                   *

Zoe Ann Kirby**                             89                  116            *                 27                   *

Carlos Hugh Esperanca**                    107                  140            *                 33                   *

Clive Kenneth Griffiths**                  107                  140            *                 33                   *

Mark John Overton**                        107                  140            *                 33                   *

Andrew Tather**                            107                  140            *                 33                   *

Richard Alan Baldock**                     107                  140            *                 33                   *

Tim Ager**                                  89                  116            *                 27                   *

                                                                             Percent of
                                                                            Outstanding
                                       Number of      Number of Shares       Shares of      Number of Shares        Percent of
                                        Shares       Beneficially Owned   Common Stock as     Beneficially      Outstanding Shares
                                    Registered for   as of November 24,   of November 24,      Owned After       of Common Stock
   Name of Selling Stockholder      Sale Hereby (1)       2000 (2)            2000 (%)        Offering (2)      After Offering (%)
   ---------------------------      ---------------       --------            --------        ------------      ------------------
Philip David Charnick**                    142                  186            *                 44                   *

Benjamin Toby Clacy**                       89                  116            *                 27                   *

Elaine Duncan**                            142                  186            *                 44                   *

Harvey Durrant**                           142                  186            *                 44                   *

Janet Edwina Mary Hester**                 142                  186            *                 44                   *

Wayne Jones**                              142                  186            *                 44                   *

James Richard Malyon**                     542                  707            *                165                   *

Alexis McArdle**                           142                  186            *                 44                   *

Richard Anthony Parry**                    355                  464            *                109                   *

Gareth Rory Priest**                       597                  779            *                182                   *

Andrew James Scarborough**                  89                  116            *                 27                   *

Matthew Andrew Shaw**                       89                  116            *                 27                   *

Anthony James Skinner**                    427                  557            *                130                   *

Christopher John Conway***              12,807               16,700            *              3,893                   *

Wendy Crosson Smith*                       427                  557            *                130                   *

Anna Elizabeth Webb**                      115                  150            *                 35                   *

Vanda Jane Fannon**+                     2,220                8,239(9)         *              1,921(16)               *

----------

*    Less than one percent.
**   Employed by Checkpoint either currently or within the past three years.
*** Former director of Checkpoint or one of its subsidiaries and employed by Checkpoint either currently or within the past three years.
+ Immediate family member of individual(s) employed by Checkpoint either currently or within the past three years.
++   Trustee has been employed by Checkpoint within the past three years.
+++  Current director of Checkpoint or one of its subsidiaries.
(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock split, stock dividend or similar transaction.

(2) Includes 100,000 shares of common stock issuable pursuant to common stock purchase warrants that are currently exercisable.
(3) Includes (a) 102,449 shares held by Andrew Colin McCallum, (b) 6,958 shares held by Catherine McCallum, (c) 1,113 shares held by Danielle McCallum, (d) 1,113 shares held by Oliver Glenn, (e) 1,113 shares held by Andrew Colin McCallum and Catherine McCallum as Trustees of Charlotte McCallum, (f) 1,113 shares held by Andrew Colin McCallum and Catherine McCallum as Trustees of Ashleigh McCallum and (g) 1,113 shares held by Richard McCallum. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).
(4) Includes (a) 18,092 shares held by Christopher Wilson Peck and (b) 4,175 shares held by Tracy Jane Peck. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(5) Includes (a) 890,132 shares held by Rowan Nominees Limited c/o Mercury Asset Management Limited and (b) 72,168 shares held by Rowan Nominees Limited a/c RR c/o Mercury Asset Management Limited. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(6) Includes (a) 80,247 shares held by Peter Kenneth Rooke, (b) 9,013 shares held by Pamela Rooke, (c) 3,005 shares held by Peter Kenneth Rooke and Pamela Rooke as Trustees of Thomas Penn Rooke, (d) 3,004 shares held by Simon Thomas Peter Rooke and (e) 3,004 shares held by James Daniel Wood. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).
(7) Includes (a) 35,719 shares held by Peter Stanley Fortune, (b) 6,958 shares held by Joanne Barbara Fortune, (c) 927 shares held by Peter Stanley Fortune and Joanne Barbara Fortune as Trustees of Harriet Joanne Louise Fortune and (d) 927 shares held by Peter Stanley Fortune and Joanne Barbara Fortune as Trustees of James Peter Matthew Fortune. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).
(8) Includes (a) 12,525 shares held by Stephen Joseph Cutler and (b) 4,175 shares held by Kathryn Elizabeth Cutler. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(9) Includes (a) 5,344 shares held by Paul John Fannon and (b) 2,895 shares held by Vanda Jane Fannon.
(10) Includes (a) 22,929 shares held by Andrew Colin McCallum, (b) 1,622 shares held by Catherine McCallum, (c) 260 shares held by Danielle McCallum, (d) 260 shares held by Oliver Glenn, (e) 260 shares held by Andrew Colin McCallum and Catherine McCallum as Trustees of Charlotte McCallum, (f) 260 shares held by Andrew Colin McCallum and Catherine McCallum as Trustees of Ashleigh McCallum and (g) 260 shares held by Richard McCallum. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).
(11) Includes (a) 4,217 shares held by Christopher Wilson Peck and (b) 974 shares held by Tracy Jane Peck. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(12) Includes (a) 207,471 shares held by Rowan Nominees Limited c/o Mercury Asset Management Limited and (b) 15,189 shares held by Rowan Nominees Limited a/c RR c/o Mercury Asset Management Limited. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(13) Includes (a) 17,753 shares held by Peter Kenneth Rooke, (b) 2,101 shares held by Pamela Rooke, (c) 701 shares held by Peter Kenneth Rooke and Pamela Rooke as Trustees of Thomas Penn Rooke, (d) 701 shares held by Simon Thomas Peter Rooke and (e) 701 shares held by James Daniel Wood. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).
(14) Includes (a) 8,326 shares held by Peter Stanley Fortune, (b) 1,622 shares held by Joanne Barbara Fortune, (c) 216 shares held by Peter Stanley Fortune and Joanne Barbara Fortune as Trustees of Harriet Joanne Louise Fortune and (d) 216 shares held by Peter Stanley Fortune and Joanne Barbara Fortune as Trustees of James Peter Matthew Fortune. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).

(15) Includes (a) 2,920 shares held by Stephen Joseph Cutler and (b) 974 shares held by Kathryn Elizabeth Cutler. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(16) Includes (a) 1,246 shares held by Paul John Fannon and (b) 675 shares held by Vanda Jane Fannon.

           The date of this Prospectus Supplement is December 6, 2002